Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Marin Software Incorporated of our reports dated March 4, 2013, relating to the consolidated financial statements and financial statement schedule of Marin Software Incorporated, which appear in Marin Software Incorporated’s Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-186669) filed on March 11, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 21, 2013